Exhibit 10.36

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Agreement”), is made and entered into effective as of this 14th day of June, 2023, by and among SANDERS MORRIS HARRIS, LLC, in its capacity as representative of the Noteholders (defined below) and Mr. Don A. Sanders (the “REPRESENTATIVE”), Don A. Sanders and SYNERGY CLIC CORP., a Nevada corporation (the “COMPANY”), (each a “Party” and collectively the “Parties”).

RECITALS;

A.	The Company and certain clients of the Representative (the “Noteholders”) entered into that certain Securities Purchase Agreement dated March 8, 2022 (“SPA”), pursuant to which such Noteholders purchased Senior Subordinated Debentures of even date therewith issued by the Company (the “Notes”) and were issued a Common Stock Purchase Warrant (the “Warrants”);

B.	Pursuant to Sections 5.22 and 5.04 of the SPA, Sanders Morris was appointed a representative of the Noteholders (the “Representative”), providing it with the authority to act on behalf of such Noteholders to amend, modify or otherwise change the terms of the SPA, the Notes, the warrants issued in connection therewith (the “Warrants”) or any other document or agreement relating to the securities offering under the SPA, and Mr. Don Sanders has agreed for Sanders Morris to represent him with respect to the note issued to him by the Company (the “Sanders Note”); and

C.	The Company defaulted under the Notes and the Sanders Note and the Representative and Company desire to amend the terms of the Sanders Note and the Notes, as set forth herein, on behalf of the Noteholders and Don A. Sanders (as applicable), with the Representative representing the Noteholders to cure the default.

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	AMENDMENT

1.1	Amendment

The Company and the Representative, on behalf of the Noteholders and Mr. Sanders, hereby agree to modify the terms of the SPA and the Notes and the Sanders Note as set forth on Exhibit “A” appended hereto and each term set forth on Exhibit “A” hereby amends the applicable term in the SPA and/or the Notes or Sanders Note (as applicable) without any further action on the part of the Noteholders or Don A. Sanders (as applicable) or the Company. The Noteholders and Mr. Sanders, and the amount of their respective notes (as amended by Exhibit “A”) are set forth on Appendix “A” under the column entitled “Accumulated Investment Balance Dec 31, 2022” as of the date hereof and shall be entitled to the interest and loan renegotiation fee and other terms set forth on Exhibit “A”. Exhibit “A” and Appendix “A” are both incorporated herein and made a part of this Agreement for all purposes. Synergy acknowledges and agrees that Sanders Morris Harris LLC has the requisite power and authority to act on behalf of the Noteholders and Mr. Sanders, as the case may be, and agree to be bound by any agreements, amendments, modifications or waivers under this Agreement or any other agreement associated with the Transaction Agreements.

Modification Agreement	Page 1

1.2	Conflict

To the extent that the terms of Exhibit “A” and Appendix “A” conflict with the terms of the SPA, the Notes, the Warrants or any document or agreement relating thereto (between the Noteholders and the Company), the terms of Exhibit “A” shall control.

1.3	Further Action

To the extent that the Representative believes, that the Company needs to enter into, and deliver, a new or substitute promissory note and/or warrant with any or all of the investors set forth in Appendix “A” to effect the changes set forth in this Agreement, the Company shall enter into a promissory note and/or warrant (as the case may be) with any such investor in the form originally entered into in connection with the SPA, with modifications necessary to conform to the terms of this Agreement.

1.4	Mr. Jack Ross (individually)

To the extent that Mr. Jack Ross, individually, shall be obligated to issue and execute any warrants pursuant to Section 6 of Exhibit “A”, Mr. Ross hereby, in his individual capacity, agrees to do so and viii execute and deliver execute warrants in form and substance satisfactory to both the Representative and Mr. Ross pursuant to Section 6 of Exhibit “A”. By signing below, Mr. Ross agrees to be bound by this Section 1.4.

1.5	Warrants; No Default

The Company hereby acknowledges and agrees that the Representative and each Noteholder has timely elected to take the Cash Option (as defined in the Warrant) under the Warrants and agrees to add such Cash Option, along with unpaid and accrued interest, to the principal balance of the Notes as of December 31, 2022 such that the new principal amount as of December 31, 2022 for each Noteholder is as set forth in the column entitled “Accumulated Investment Balance Dec 31, 2022” on Appendix “A”. Upon execution of this Agreement and the continued performance of the SPA, the Notes (as modified by this Agreement) and the terms of this Agreement, the Company shall be deemed to be in compliance with the terms of the SPA, the Notes, the Sanders Note and each other Transaction Agreement (hereafter defined), unless there is an Event of Default after the day hereof as set forth below.

2.	EVENT OF DEFAULT

2.1	Default

For purposes of this Agreement, a “Default” shall exist if any one or more of the following events shall occur:

(a) On or after the date hereof, the Company fails to pay or perform when due any principal, interest or other obligation under the Note or Sanders Note (in each case, as modified by this Agreement) or any other indebtedness of the Company; or

(b) The Company defaults in the performance of any of its other covenants or agreements contained in the SPA (as modified by this Agreement), the Notes (as modified by this Agreement) and the Sanders Note as updated per Exhibit “A”;

Modification Agreement	Page 2

3.	TERM AND TERMINATION

The term of this Agreement shall commence as of the date hereof, and shall terminate upon the date on which all Notes and Sanders Note, and all accrued and unpaid interest thereon, have been repaid in their entirety and all warrants issued by Mr. Jack Ross, if any.

4.	ENTIRE AGREEMENT

This Agreement (together with the SPA, the Warrants, the Note, the Sanders Note and all documents associated therewith) (collectively, the “Transaction Agreements”) set forth the entire understanding between the parties hereto and supersedes all prior and contemporaneous understandings and agreements between the parties, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in the Transaction Agreements, and that no other understanding, agreement, statement or promise not contained in the Transaction Agreements shall be valid or binding as between the Noteholders and Mr. Don A. Sanders (who are represented herein by the Representative) and the Company with respect to the subject matter hereof. To the extent that any provision of the Agreement and Exhibit “A” and Appendix “A” conflict with the terms of any other Transaction Agreement, the terms of this Agreement and Exhibit “A” and Appendix “A” shall govern.

5.	MODIFICATION

This Agreement may not be orally changed or modified. All changes or modifications to any of the Transaction Agreements, or the waiver of any terms or conditions herein, shall be in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

6.	WAIVER

No delay or failure to exercise any remedy or right occurring upon any breach or default shall be construed as a waiver of such remedy or right, nor shall it affect any subsequent default of a same or different nature.

7.	ASSIGNMENT

No Party shall assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party.

8.	SUCCESSORS AND ASSIGNS

All of the provisions herein contained shall be binding upon and inure to the benefit of the respective successors of the parties hereto to the same extent as if such successors were in each case named as a party to this Agreement.

9.	EFFECT OF INVALIDITY

Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid parties thereof eliminated.

10.	FURTHER ACTIONS

At any time and from time to time, each party shall, without further consideration, take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

Modification Agreement	Page 3

11.	CAPTIONS

The paragraph captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement, nor the intent of any provision thereof.

12.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which, taken together, shall constitute one Agreement. The Parties may deliver executed counterpart signature pages to this Agreement by facsimile transmission, by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, and such delivery shall have the same effect as physical delivery of the paper document bearing an original signature.

13.	GOVERNING LAW

This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Texas applicable to agreements made and to be performed in such State and the applicable federal laws of the United States of America.

SIGNATURES ON FOLLOWING PAGE

Modification Agreement	Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SANDERS MORRIS HARRIS, LLC (AS REPRESENTATIVE FOR THE NOTEHOLDERS)

By:	/s/ Steve Mangold
Steve Mangold
Title:	Chief Executive Officer

SYNERGY CHC CORP.

By:	/s/ Jack Ross
Jack Ross
Title:	Chief Executive Officer

DON A. SANDERS, INDIVIDUALLY

/s/ Don A. Sanders
Don A. Sanders, Individually

Mr. Jack Ross, individually, agrees to be bound by Section 1.4 only

/s/ Jack Ross
Jack Ross, Individually

Modification Agreement	Page 5

EXHIBIT A

BINDING LOAN AGREEMENT

June 14th, 2023

Sanders Group Loan
Amount	$6;000,000 USD (Six Million United States Dollars), plus all accrued and unpaid interest plus the- $1.5 million cash payment in lieu of the’ exercise of the warrants (“Cash Warrant Payment”) shall be added to principal as of September 8, 2022 (the. “Amended Principal Amount”).as set forth ‘in Section 5 below.
Financial Terms
2. (a) Default Interest Rate:	The loan agreement interest shall accrue on the. Amended Principal Amount at: Default interest rate. of 15.5% compounded quarterly, starting on September 9, 2022,
(b) Extra Default Interest (With respect to any default occurring after the effective date. Of this Loan Amendment)	5% to be added to. the interest rate .of loan (Effective rate would. equate to 20.5% compounded quarterly)
2. Interest payments:	Cash interest payments to commence on January 31, 2023 on the Amended Principal Amount plus all accrued and unpaid interest thereon through ‘December 31, 2022.(the “December 31 Principal Amounts”) , At this point, the Sanders Note and the Sanders Group Loan will be treated the same. The. payment shall be equal to the monthly accrued interest per month with interest calculations commencing January 1 2023, up to the maturity date of the Loan when all outstanding principal and Interest balances shall be repaid in full. See appendix “A” attached herein.

Principal Balance Repayment Terns
3. Principal repayment:

In ‘addition to the interest payments set forth ‘in Section 2 above, Synergy shall repay all principal and any unpaid interest; provided,-however, that ‘the entire December 31 Principal Amount, plus all accrued and. unpaid interest thereon, shall be repaid in full on the earlier of a Merger, sale of the Company or Focus Factor or the assets of the Company (“Sale”) or September 30, 2023. See appendix “A” attached herein.

Loan Renegotiation Fee
4. Loan Renegotiation Fee:	Loan renegotiation fee USD $500 thousand shall be earned and payable on September. 30, 2023 and allocated ratably to the noteholders. See appendix “A” attached herein.

Warrants
5. Outstanding Warrants:

Synergy agrees to convert all outstanding warrants of $1.8M USD into cash as of September 8, 2021 The converted warrants shall be added to principal on such date and included in the Amended Principal Amount. See appendix “A” attached herein.

6. Additional Warrants

To the extent that the Sanders Note and Sanders Group note is not ‘repaid on the terms, Jack Ross shall personally grant Warrants, struck at $.01 penny per share, covering 10% of*stock in the event that Synergy does not .make its principal repayment outlined: in clause 3. above, in full. The warrant issuance shall be made to the holders of the Sanders Note and the Sanders Group note (ratably) For clarity, the only event which shall. trigger these additional warrants. is the non-payment of the principal balance due on or before September 30, 2023, outlined in clause. 3 above.

Events of Default
7. Events of Default which triggers the extra default interest (Clause 1(b)) increase of 5% to 20.5% Non-Payment of interest. and/or Non-payment of Principal when due

An event of default can only occur based on one of the two scenarios occurring

(a)   Non-Payment of interest when due —.in the event Synergy does not pay the interest to the debt holders once due, pursuant to clause 2 (Cash interest payment) — an event of default will have-occurred

(b)   Non-Payment of principal when due — in the event Synergy does not pay the principal balance by the respective due date, pursuant- to clause 3 (Principal balance repayment)--an event of default will have occurred

Professional Fees
8. Professional fees related to the loan amendment	Synergy shall reimburse Sanders Morris Harris all professional fees (including internal counsel) related to the loan amendment, up to a maximum of $50,000, with time properly documented.

Sharing of Information
9. Investment bank - Nomura	Synergy. shall ensure Nomura, the investment banker provides a monthly Written report by activity, which shall be Shared with all stakeholders by no later than the 15th of the following month.
10. Monthly reporting

Synergy shall share. all information which is required by Knight, pursuant to their loan amendment with Sanders Morris Harris at the: same time information it shared with Knight (All required reporting info shall go to both parties.at the same time)

Other Conditions
11. Postponement

Sander’s loan and Sander group loan shall both. be: postponed and for greater certainty, Sanders and - Sanders group loan cannot act on any event of Default, other than non-receipt from-Synergy of its:monthly interest payments Outlined in Clause 2 above, unless Knight triggers an event of default on its own loan facility. Other events of default which can only be triggered after a notice of default has been sent to Synergy from Knight, are as follows:

(a)   Falling below the minimum quarterly adjusted EBITDA amount of $1.25M starting in Q1-23, shall trigger an event of default

(b)   Failing to maintain a minimum trailing 12 months, revenues for the Focus Factor brand of $30M USD, shall trigger an; event of default.

(c)   Either Synergy or Jack Ross is in default of any provision with respect to any indebtedness of Synergy, including, without limitation, the Knight Therapeutics Inc (‘Knight) loan agreement or- any extension, amendment or modification thereof (assuming that the-defaults under the Sanders. note, Sanders Group. note-and Knight note are cured pursuant to the amendments contemplated by the parties)..

(d)   Minimum quarterly adjusted EBITDA. Amount of $145M starting, Q1-23.

(e)   Focus Factors-trailing 12 month revenues fail below the minimum of $30M USD threshold.

12. Documentation:	This agreement is binding and supersedes all. other prior agreements or arrangements or negotiations pertaining thereto, whether written or oral, up to the date of this agreement on any of the parties hereto and shall be subject to the execution and delivery of this binding agreement. This binding agreement shall act as the amendment to the Loan Agreement, which amendment shall include. a provision waiving all prior defaults.
13. Sanders & Sanders Group acknowledgement	Sanders and Sanders group acknowledges this binding agreement replaces all prior defaults and is. meant to Augment the loan agreements.
14. Don Sanders Acknowledgement of loan interest Renegotiation for Personal Loan in. the amount of $2M USD	It is hereby acknowledged that the promissory note issued to Don Sanders in his personal capacity on February 10, 2022 in the amount of $2,000,000 USD at an interest rate of approximately 65% per annum, shall hereby begin accruing interest at the default interest rate of 15.5% as outlined in clause 2 above, .effective as of of June 30, 2022 onward. See appendix “A’’ attached herein for payment breakdown and schedule:

Omitted Exhibits and Schedules*

Schedule A – Synergy CHC Corp., Sanders Group & Sanders Personal Repayment Schedule

*	The listed schedule has been omitted from this Exhibit 10.36 pursuant to Item 601(b)(2) of Regulation S-K. Synergy CHC Corp. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.